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                                                          Exhibit 10.12


             Telstra Network Services, Incorporated




Thomas F. Murawski
President and CEO
Digitran Corporation
379 Thornall Street
Edison, New Jersey 08837


Dear Tom:

      I am writing to outline our proposed agreement concerning the terms of a Traffic Agreement between Telstra Network Services, Incorporated and Digitran Corporation.

      Among other customary provisions, it is agreed that the Traffic Agreement will include the following terms:

           * Digitran will exclusively use the WorldFax service for outbound traffic from the USA offered by Telstra (or its nominee) for its outbound USA traffic subject to the following terms:

              a.  customer acceptance of the product,
              b. quality of service no less than the quality of circuit switched services provided to Digitran by its current suppliers,
              c. pricing at a rate equal to or less than what Digitran can reasonably demonstrate that it can secure from a recognized service provider for services of equivalent quality on comparable terms over the same time period, and
              d. Digitran's need to use a secondary carrier to provide worldwide termination service in the event of a WorldFax outage.

          *  Picing will be reviewed on a six-month basis.

          * Settlement terms: Invoice one month in arrears, payment within thirty (30) days.

          * The term of this agreement shall be for a period of five (5) years commencing on the commercial commencement date of the WorldFax service in the USA.

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      If this letter agreement reflects your understanding of these matters, please sign the enclosed copy and return it to us. Each of us then agrees to proceed expeditiously, using best efforts, to negotiate and execute a definitive Traffic Agreement by no later than November 18, 1994. During the period that this letter agreement is in effect, each of us further agrees not to negotiate with any other party concerning the terms hereof. If the parties do not execute a definitive Traffic Agreement by November 18, 1994, and the Amendment to the Preferred Stock Purchase Agreement becomes effective, the parties agree that this letter agreement shall constitute the definitive Traffic Agreement.


                                    Very truly yours,

                                    Telstra Network Services, Incorporated

                                    By: /s/ Gregory M. Dunfield
                                        -------------------------------
                                        Gregory M. Dunfield
                                        President
                                    Dated: November 1, 1994


Agreed and Accepted:

Digitran Corporation

By: /s/ Thomas F. Murawski
    ---------------------------
    Thomas F. Murawski
    President

Dated: November 1, 1994